AGREEMENT


                                  by and among


                                 MEDIABAY, INC.,


                             VIDEO YESTERYEAR, INC.,


                    PREMIER ELECTRONIC LABORATORIES, INC. and


                EDISON REALTY AND MANAGEMENT COMPANY INCORPORATED

                                    AGREEMENT

         AGREEMENT, made as of April 1, 2004 by and among MediaBay, Inc., a Florida corporation formerly known as Audio Book Club, Inc. ("MBay"), Premier Electronic Laboratories, Inc., a Connecticut corporation ("Premier"), Edison Realty and Marketing, Inc., a Delaware corporation ("Lessor") and Video Yesteryear, Inc. (formerly Classic Radio Acquisition Corp.), a Delaware corporation ("Lessee").

                          -----------------------------

         This Agreement is to satisfy in full the obligations of MBay under that certain Put Agreement dated December 11, 1998 between MBay and Premier (the "Put Agreement").

                          -----------------------------

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


1.       TERMINATION OF PUT AGREEMENT; MUTUAL RELEASES.

         1.01. Termination of Put Agreement. MBay and Premier hereby terminate the Put Agreement; and Premier may retain or dispose of all shares of MBay stock covered by the Put Agreement and not previously transferred or sold.

         1.02. Mutual Releases. MBay and Lessee, on the one hand, and Premier, Lessor and J. David Goldin, on the other hand, have simultaneously with the execution and delivery of this Agreement entered into and exchanged mutual releases in the form attached hereto as Exhibit A and B, respectfully.


2.       CASH PAYMENTS

         2.01. MBay Payments. MBay shall pay Premier $950,000 in cash, without interest, as follows ("MB Payments"):

         a. $14,000 simultaneously with the execution and delivery of this Agreement;

         b. $7,000 per month in 34 equal consecutive monthly payments on the first day of each calendar month commencing July 1, 2004 and concluding April 1, 2007;

         c. $19,389 per month in 36 consecutive monthly payments on the first day of each calendar month commencing May 1, 2007 and concluding April 1, 2010.

         2.02. Optional Prepayments. All MB Payments may be prepaid, in whole or in part, at any time, without penalty or interest. All such prepayments shall be applied to the balance of payments within Section 1.1(a) or (b), as the case may be, in inverse order of maturity.

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         2.03. Mandatory Prepayments. Subject to the terms of the Subordination
Agreement dated as of the date hereof by and among Premier, MBay, Radio Spirits, Inc., AudioBook Club Inc. and Zohar CDO 2003-1, hereto (the "Subordination Agreement"), all MB Payments shall become unconditionally due and payable upon the occurrence of either:

         a. the dissolution, liquidation or adoption of a plan of liquidation of MBay; or

         b. the merger or consolidation of MBay (or, if MBay is a holding company without substantial assets, the merger or consolidation of a subsidiary or subsidiaries with a majority, measured by the most recent quarterly balance sheet, of the assets of MBay on a consolidated basis) with a company 50% or more of whose equity interests are not owned, directly or indirectly, by shareholders of MBay immediately after the transaction; or

         c. the sale of all or substantially all of MBay's consolidated assets (as measured on MBay's most recent consolidated balance sheets).

         2.04. Manner of Payment. All MB Payments shall be made in United States Dollars by certified or bank check to Premier at Box 542, Newtown, CT 06470 or at such other place in the United States of America as Premier shall designate to MBay in writing, or by wire transfer of immediately available funds to an account designated by Premier in writing. If any MB Payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Connecticut or New York.

         2.05. Events of Default. The occurrence of any one or more of the following events with respect to an MB Payment shall constitute an event of default hereunder ("Event of Default"):

         a. If MB shall fail to pay any MB Payment within ten (10) days after such payment is due; or

         b. If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), MB or any of its subsidiaries shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or

         c. If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law than (i) is for the relief against MB or any of its subsidiaries in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for MB or any of its subsidiaries or substantially all of the properties of MB or any of its subsidiaries; or (iii) orders the liquidation of MB or any of its subsidiaries, and in each case the order or decree is not dismissed within 30 days.

         2.06. Notice by MB. MB shall notify Premier in writing within five days after the occurrence of any Event of Default.

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         2.07. Remedies. Subject to the Subordination Agreement, upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured by MBay or waived by Premier), Premier may, at its option, (i) by written notice to MB, declare the entire unpaid balance of MB Payments, together with interest thereon thereafter at 10% per annum, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law.

         2.08. Waiver. The rights and remedies of Premier under this Agreement shall be cumulative and not alternative. No waiver by Premier of any right or remedy under this Agreement shall be effective unless in a writing signed by Premier. Neither the failure nor any delay in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege by Premier will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Premier arising out of this Agreement can be discharged by Premier, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Premier; (b) no waiver that may be given by Premier will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on MB or any of its subsidiaries will be deemed to be a waiver of any obligation of MB or any of its subsidiaries or of the right of Premier to take further action without notice or demand as provided in this Agreement. MB, on behalf of itself and its subsidiaries, hereby waives presentment, demand, protest and notice of dishonor and protest.

3.       ASSIGNMENT OF SUBLEASE AND TERMINATION OF LEASES.

         3.01. Assignment of Sublease; Termination of Leases. Lessee hereby assigns all of its right, title and interest in and to the sublease dated June 12, 2002 between Lessee, as lessor, and Strawberry Hill Millwork, LLC, as subleasee ("Subtenant"), for the building at Route 53 and Turkey Plain Road, Bethel, CT (the "Sublease"), and Lessor and Lessee hereby agree to terminate the following leases (the "Leases"):

         a. Lease Agreement dated December 11, 1998 between Lessor and Lessee for the building at 13 Glen Road, Sandy Hook, CT ("Sandy Hook Lease"); and

         b. Lease Agreement dated December 11, 1998 between Lessor and Lessee for the building at Route 53 and Turkey Plain Road, Bethel, CT ("Bethel Lease").

         3.02. Leasehold Payments. Simultaneously with the execution and delivery of this Agreement, Lessee has paid Lessor $6,903.96 [$1,750 plus $4,000 for Bethel security deposit minus $476.83 for pro-rated taxes under Section 4(b) of the Sandy Hook Lease minus $1,369.21 for pro-rated taxes under Section 4(b) of the Bethel Lease plus $2,000 for April rent due and paid by Subtenant under the Sublease].

         3.03. Lease Representation. MBay and Lessee jointly and severally represent and warrant to Lessor that:

         a.    Lessee is not in breach of either of the Leases or the Sublease.

         b. Subtenant is not, to Lessee's knowledge, in breach of the Sublease.

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         c.    Lessee has notified Subtenant in writing, in form and substance as previously approved by Lessor, that the Sublease (including rights to the Subtenant's security deposit) has been assigned to Lessor and that all future payments should be made to Lessor.

4.                REPRESENTATIONS.

         4.01. Representations and Warranties. MBay, Lessee, Lessor and Premier each represents and warrants as follows:

         a. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         b. It has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligations of it, enforceable in accordance with its terms and conditions. It need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by it.

         c. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency, or court to which it is subject or (B) any provision of its charter, by-laws or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under an agreement, contract, lease, license, instrument, or other arrangement to which it is a party or by which it is bound or to which any of it assets are subject.

         4.02. Representations Concerning Lessee. MBay and Lessee jointly and severally represent and warrant as follows:

         a. There has been no disturbance of the Lessee's possession and quiet enjoyment of the property leased under the Sublease or Sandy Hook Lease. There are no disputes with respect to the Sublease.

         b. No event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Sublease.

         c. Lessee does not owe, or will not owe in the future, any brokerage, commission or finder's fees with respect to the Sublease. The Lessee has neither subleased, licensed or otherwise granted any other party the right to use or occupy either of the properties covered by the Leases or any portion thereof, other than under the Sublease.

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         d.    Neither Lessee nor MBay has collaterally assigned or granted any other lien in either Lease or the Sublease or any interest in any of same.

         e. No security deposit or portion thereof deposited with respect to the Sublease has been applied in respect to the breach or default under such Sublease that has not been re-deposited in full.

5.       MISCELLANEOUS.

         5.01. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its principles of conflicts of laws, except to the extent United States federal law may be applicable.

         5.02. Waiver and Modification. Any failure of either party to enforce at any time any of the provisions of this Agreement or any rights or remedies with respect thereto or to exercise any election therein provided will not constitute a waiver of any such provision, right, remedy or election, nor will it in any way affect the validity of any of the provisions of this Agreement. The exercise by either party of any of its rights, remedies or elections under the terms of this Agreement shall not preclude or prejudice such party's rights to exercise at any other time the same or any other right, remedy or election it may have under this Agreement.

         5.03. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior agreements, arrangements and understandings relating to the subject matter of this Agreement. No variation or modification of the Agreement or waiver of any of the terms or provisions thereof shall be deemed valid unless in writing as an amendment hereto signed by the parties.

         5.04. Notices. Each notice, request, approval, authorization, consent, report and other communication to be given under this Agreement shall be in writing and shall be considered to have been given if delivered, shipped and receipted by a nationally recognized express courier service (charges prepaid), or transmitted by confirmed e-mail, and shall be effective on the date such item is received:

               If to MBay or Lessee:

               MediaBay, Inc.
               2 Ridgedale Avenue
               Cedar Knolls, New Jersey  07927
               Attention:  Chief Executive Officer

               with a copy to:

               Blank Rome LLP
               405 Lexington Avenue
               New York, New York  10174
               Attention:  Brad L. Shiffman, Esq.


               If to Premier or, Lessor

               Box 542
               Newtown, CT 06470

               with a copy to:

               Thacher Proffitt & Wood LLP
               Two World Financial Center
               New York, NY  10281
               Attention:  Thomas N. Talley, Esq.

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         5.05. Severability. Except as provided below, any provision that may be found to be invalid or unenforceable shall not affect the remaining terms of this Agreement, which shall be construed as if the invalid or unenforceable provision was absent from this Agreement.

         5.06. Counterparts. This Agreement may be executed in any number of counterparts. Each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.




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         IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.




                                   MEDIABAY, INC.


                                   By:
                                      ------------------------------------------
                                      Jeffrey A. Dittus, Chief Executive Officer



                                   VIDEO YESTERYEAR, INC..


                                   By:
                                      ------------------------------------------
                                      Jeffrey A. Dittus, Chief Executive Officer



                                   PREMIER ELECTRONIC LABORATORIES, INC.,


                                   By:
                                      ------------------------------------------
                                      J. David Goldin, President



                                   EDISON REALTY AND MANAGEMENT COMPANY
                                    INCORPORATED


                                   By:
                                      ------------------------------------------
                                      J. David Goldin, President